Exhibit 99.1

NEWS RELEASE

HECLA COMPLIES WITH THE QUEBEC GOVERNMENT COVID-19 ORDER

FOR IMMEDIATE RELEASE

March 24, 2020

COEUR D'ALENE, IDAHO -- Hecla Mining Company (NYSE:HL) today announced it is suspending operations at Casa Berardi until April 13, 2020 to comply with the Government of Quebec’s order for the mining industry in the fight against COVID-19. Casa Berardi will have limited operations to protect the facilities and environment while operations are suspended.

“The Government of Quebec ordered the mining industry to reduce to minimum operations as part of the fight against the COVID-19 virus, so we are suspending our Casa Berardi operations,” said Phillips S. Baker, Jr., Hecla’s President and CEO. “We do not have a case of COVID-19, so are disappointed for our workers and their families, our suppliers and other stakeholders that we have had to take this action. We look forward to Casa Berardi resuming normal operations as soon as possible.”

The Company’s estimates for production and cost will be reviewed with the first quarter earnings release.

ABOUT HECLA

Founded in 1891, Hecla Mining Company (NYSE:HL) is a leading low-cost U.S. silver producer with operating mines in Alaska, Idaho and Mexico, and is a growing gold producer with operating mines in Quebec, Canada and Nevada. The Company also has exploration and pre-development properties in eight world-class silver and gold mining districts in the U.S., Canada, and Mexico.

Cautionary Statements Regarding Forward Looking Statements

This release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbor created by such sections and other applicable laws, including Canadian securities laws. When a forward-looking statement expresses or implies an expectation or belief as to future events or results, such expectation or belief is expressed in good faith and believed to have a reasonable basis. However, such statements are subject to risks, uncertainties and other factors, which could cause actual results to differ materially from future results expressed, projected or implied by the forward-looking statements. Forward-looking statements often address our expected future business and financial performance and financial condition; and often contain words such as “anticipate,” “intend,” “plan,” “will,” “could,” “would,” “estimate,” “should,” “expect,” “believe,” “project,” “target,” “indicative,” “preliminary,” “potential” and similar expressions. The material factors or assumptions used to develop such forward-looking statements or forward-looking information include that the Company’s plans for development and production will proceed as expected and will not require revision as a result of risks or uncertainties, whether known, unknown or unanticipated, to which the Company’s operations are subject.

Hecla Mining Company ● 1-800-432-5291 ● hmc-info@hecla-mining.com	1

Estimates or expectations of future events or results are based upon certain assumptions, which may prove to be incorrect, which could cause actual results to differ from forward-looking statements. Such assumptions, include, but are not limited to: (i) there being no significant change to current geotechnical, metallurgical, hydrological and other physical conditions; (ii) permitting, development, operations and expansion of the Company’s projects being consistent with current expectations and mine plans; (iii) political/regulatory developments in any jurisdiction in which the Company operates being consistent with its current expectations; (iv) certain price assumptions for gold, silver, lead and zinc; (v) prices for key supplies being approximately consistent with current levels; (vi) the accuracy of our current mineral reserve and mineral resource estimates; (vii) the Company’s plans for development and production will proceed as expected and will not require revision as a result of risks or uncertainties, whether known, unknown or unanticipated; (viii) sufficient workforce is available and trained to perform assigned tasks; (ix) factors do not arise that reduce available cash balances; (x) there being no material increases in our current requirements to post or maintain reclamation and performance bonds or collateral related thereto, and (xi) the timeline for when normal operations can resume at Casa Berardi.

In addition, material risks that could cause actual results to differ from forward-looking statements include, but are not limited to: (i) gold, silver and other metals price volatility; (ii) operating risks; (iii) currency fluctuations; (iv) increased production costs and variances in ore grade or recovery rates from those assumed in mining plans; (v) community relations; (vi) conflict resolution and outcome of projects or oppositions; (vii) litigation, political, regulatory, labor and environmental risks; (viii) exploration risks and results, including that mineral resources are not mineral reserves, they have not demonstrated economic viability and there is no certainty that they can be upgraded to mineral reserves through continued exploration; and (ix)) we are unable to remain in compliance with all terms of the credit agreement in order to maintain continued access to the revolver. For a more detailed discussion of such risks and other factors, see the Company’s 2019 Form 10-K, filed on February 13, 2020, and Form 10-Qs filed on May 9, 2019, August 7, 2019 and November 7, 2019 with the Securities and Exchange Commission (SEC), as well as the Company’s other SEC filings. The Company does not undertake any obligation to release publicly revisions to any “forward-looking statement,” including, without limitation, outlook, to reflect events or circumstances after the date of this presentation, or to reflect the occurrence of unanticipated events, except as may be required under applicable securities laws. Investors should not assume that any lack of update to a previously issued “forward-looking statement” constitutes a reaffirmation of that statement. Continued reliance on “forward-looking statements” is at investors’ own risk.

For further information, please contact:

Mike Westerlund

Vice President – Investor Relations

800-HECLA91 (800-432-5291)

Investor Relations

Email: hmc-info@hecla-mining.com

Website: www.hecla-mining.com